Exhibit 8.1

Company	Country of registration	Main operations	Ownership share	Voting share
Flex LNGC 1 Limited	Isle of Man	Shipping	100%	100%
Flex LNGC 2 Limited	Isle of Man	Shipping	100%	100%
Flex LNG Shipping Limited	Isle of Man	Shipping	100%	100%
Flex LNG Chartering Limited	United Kingdom	Chartering services	100%	100%
Flex LNG Management AS	Norway	Management services	100%	100%
Flex LNG Fleet Limited	Bermuda	Holding company	100%	100%
Flex LNG Management Limited	Isle of Man	Management services	100%	100%
Flex LNG Bermuda Limited	Bermuda	Management services	100%	100%
Flex LNG Endeavour Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Enterprise Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Ranger Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Rainbow Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Constellation Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Courageous Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Aurora Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Amber Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Resolute Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Reliance Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Freedom Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Vigilant Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Volunteer Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Shipping (Bermuda) Limited	Bermuda	Shipping	100%	100%